Exhibit 99.1

Unilife Announces New Leadership Team

and Targeted Growth Strategy

Company Names New CEO and Appoints Pharma Leader to Its Board

Company Focused on Executing Strategic Business Plan

Internal Investigation Substantially Complete

YORK, PA, July 28, 2016 / PR Newswire/ — Unilife Corporation (“Unilife” or “Company”) (NASDAQ: UNIS; ASX: UNS) today announced new management and Board appointments, a strategic focus on wearable injectors, and an update to its internal investigation.

Executive and Board Appointments

John Ryan, who has served as Interim Chief Executive Officer since March 2016 and Senior Vice President, General Counsel and Secretary since 2014, has been named President and Chief Executive Officer and appointed to the Board of Directors. Michael E. Kamarck, Ph.D., former President of Merck BioVentures, has also joined the Company’s Board of Directors. Ian Hanson, who has served as Senior Vice President and General Manager, has been named Senior Vice President and Chief Operating Officer. In addition, Stephanie Walters, who has served as the Company’s Associate General Counsel since 2014, has been named Senior Vice President, General Counsel and Secretary, and Molly Weaver, Ph.D., who has served as Vice President and General Manager since 2011, has been named Vice President of Quality and Regulatory Affairs and Chief Compliance Officer, replacing Mark Iampietro, who had served in this role since 2008. David Hastings, who has served as Chief Financial Officer since 2015, will also assume the role of Chief Accounting Officer, replacing Dennis Pyers, who will continue as Senior Advisor, Special Projects.

Mary Kate Wold, Unilife’s Board Chair, commented, “Following a thorough search process conducted by Heidrick & Struggles that included both internal and external candidates, I am delighted to announce that the Board has appointed John as President and Chief Executive Officer. In addition to his extensive business and legal experience, John is a strong and effective leader with sound judgment who has a thorough understanding of our business. He was the clear choice among the candidates considered, having effectively led the Company’s transformative transaction with Amgen and the Company’s ongoing execution of its business strategy. His integrity and credibility with our employees, customers, and investors positions Unilife well for future success.”

OrbiMed, one of Unilife’s largest investors, stated, “We are enthusiastic about Unilife’s industry-leading technology and strong customer relationships, and we have confidence in this team to deliver on Unilife’s business strategy.”

Mr. Ryan has an accomplished 20-year career in business and law. He joined Unilife in 2014 as Senior Vice President, General Counsel and Secretary and has served as Interim CEO since March 2016. He previously served as a Partner at the Duane Morris law firm and as Senior Vice President and Deputy General Counsel of Aramark Corporation. He began his career as an Assistant District Attorney at the Manhattan District Attorney’s Office. John earned his J.D. from Northwestern University School of Law and his B.A. from New York University.

“We are also pleased to welcome Mike Kamarck to our Board,” Ms. Wold added. “Given his extensive managerial and operational experience, as well as his deep expertise in biologics, Mike is an excellent addition to our Board, and we expect he will make a strong contribution as we focus on existing and new customers in the wearable injector space.”

From 2009 to 2012, Dr. Kamarck served as President of Merck BioVentures and Senior Vice President of Vaccines and Biologics Manufacturing for Merck. From 2001 to 2009, he held various senior executive positions at Wyeth, including President, Technical Operations and Product Supply and was responsible for global technical operations for all of Wyeth’s businesses. Dr. Kamarck also served as a member of the Wyeth Management Committee. Prior to Wyeth, he was employed by Bayer AG for 17 years in a variety of technical and leadership capacities. Dr. Kamarck received his B.A. from Oberlin College and his Ph.D. from the Massachusetts Institute of Technology in Biochemistry, and he was a Leukemia Society Fellow at Yale University.

Mr. Ryan commented, “Unilife is a company with industry-leading technology, a strong customer base, and an extraordinary team of talented engineers. It is a privilege to have the opportunity to lead this Company, and I look forward to working with our Board and our employees to build on our leadership position in the wearable injector space and create value for our shareholders. Additionally, it’s my pleasure to welcome Mike to our Board. His vision, counsel and leadership will be invaluable as we continue to build relationships with new and existing pharmaceutical customers, and he will be a valued addition to the Unilife team.”

Dr. Kamarck commented, “Unilife has world-class technology, customer relationships, and people, and I am excited to be joining the team at this pivotal moment in the Company’s history. I look forward to working with this talented management team and Board to help Unilife deliver for its customers and shareholders.”

Mr. Ryan also commented on the appointments of Mr. Hanson, Ms. Walters, and Dr. Weaver, “Ian is a proven and talented leader with a long track record of developing world class drug delivery systems. He has been an instrumental member of our management team since joining Unilife five years ago, and we expect his impact on our customer programs and innovation in the wearable injector space will continue to grow. We are also fortunate to have talented leaders in Stephanie and Molly, who are able to step into these critical legal and quality leadership roles at Unilife. They each bring experience and integrity to their positions, as well as a deep understanding of Unilife, our customers, and our mission. Stephanie and Molly will each play crucial roles as we execute on our customer contracts and drive value for our shareholders. I also wish to thank Mark for his many years of service to Unilife and wish him well in his future endeavors.”

Update on Business Strategy

Unilife will focus primarily on active and new customer programs in its portfolio of wearable injector systems. This primary focus on wearable injectors is expected to enhance operating efficiencies and better position the Company to take advantage of commercial opportunities within the fast-growing market for wearable injectors, where Unilife has industry leading technology and already has a strong customer base.

In addition to other previously announced wearable injector programs with Sanofi and MedImmune, the global biologics research and development arm of AstraZeneca, Unilife has commenced wearable injector development programs with Amgen under its previously announced strategic collaboration.

Update on Cost Reduction Measures

Unilife continues to implement cost reduction measures as it focuses operations on the programs of key strategic customers. As part of this disciplined approach toward resource allocation and expense management, the Company’s workforce has been reduced to approximately 140 employees, a reduction of more than 40% since January 2016. In addition, the Company has sublet a significant portion of its office space in King of Prussia, PA as part of its cost reduction measures, which are ongoing.

Mr. Ryan commented, “As most recently evidenced by our transformative strategic collaboration with Amgen, we have developed industry leading wearable injector technology and are working diligently to bring these products to market with our customers’ therapies. We continue to be encouraged by the positive support of our customers and industry partners. We believe we have the right pieces in place to deliver for our customers with financial discipline, rigor, and efficiency. We have positioned the Company to significantly reduce our cash burn rate going forward, which we expect will help us enhance shareholder value.”

Update to Internal Investigation

The internal investigation by the Company into violations of company policies and procedures, and possible violations of law and regulation, by the former Chief Executive Officer, Alan Shortall, and the former Chairman of the Board of Directors, Jim Bosnjak, has been substantially completed and has to date identified no material financial loss to the Company. The Company is continuing to evaluate the impact of these matters, including on financial reporting and internal controls over financial reporting, related to previously-issued financial statements, current interim financial information and management’s certifications. The Company expects to amend its fiscal 2015 Form 10-K and Form 10-Q for the first and second quarters of fiscal 2016 to correct the immaterial errors identified as a result of the investigation as discussed further in a Form 8-K filed by the Company today (“Form 8-K”). Moreover, management has determined that there are material internal control weaknesses, which the Company continues to evaluate, and the Company has commenced a remediation process with the assistance of a third party internal audit provider. The Company has reported these matters to the Securities and Exchange Commission (“SEC”) and NASDAQ and continues to cooperate fully with the SEC with respect to the SEC’s ongoing investigation.

The Company has also terminated its consulting agreement with Mr. Shortall. Additional information regarding the investigation is available in the Form 8-K.

Compliance with NASDAQ Listing Requirements

Unilife submitted a plan to The NASDAQ Stock Market LLC (“NASDAQ”) on July 18, 2016 to regain compliance with NASDAQ’s continued listing requirements. If NASDAQ accepts such plan, NASDAQ may grant the Company up to 180 calendar days for the Company to regain compliance by filing its Form 10-Q for the third fiscal quarter of fiscal year 2016.

About Unilife Corporation

Unilife Corporation (NASDAQ:UNIS / ASX: UNS) is a U.S. based developer and commercial supplier of injectable drug delivery systems. Unilife has a portfolio of innovative, differentiated products with a primary focus on wearable injectors. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, visit www.unilife.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K, those described in the “Risk Factors” set forth in our prospectus supplement, dated as of and filed with the U.S. Securities and Exchange Commission on February 22, 2016, those described from time to time in other reports which we file with the U.S. Securities and Exchange Commission (the “SEC”), and other risks and uncertainties including, without limitation: the developments disclosed in this press release; estimates of employee headcount reductions; expenditures that may be incurred by the Company in connection with the reduction in force; the definitive findings of the internal investigation and whether any additional issues are identified; negative reactions from the Company’s creditors, stockholders, strategic partners or customers to the findings of the internal investigation; the Company’s ability to comply with or obtain waivers under the Company’s debt instruments; the potential that the Company will be required to amend its previous public filings with the SEC and/or restate its previously issued financial statements and the impact and result of any such amendments and/or restatements; the existence of material weaknesses in internal controls over financial reporting and the timing and expense of any necessary remediation of control deficiencies; the impact and result of any litigation or regulatory inquiries or investigations related to the findings of the internal investigation; the potential inability of the Company to regain compliance with the Nasdaq listing requirements; and the financial impact to the Company as a result of the foregoing.

General: UNIS-G

Investor Contact (US):

Jeremy Feffer

Unilife Corporation

+1-717-384-3450

investors@unilife.com

Investor Contact (Australia):

Jeff Carter

Unilife Corporation

+61 2 8346 6500